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                                                                      EXHIBIT 23





                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-49056 of eSpeed, Inc. on Form S-8 of our report dated June 23, 2003, appearing in this Annual Report on Form 11-K of the eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald. L.P. and its Affiliates for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP

New York, New York
June 27, 2003